                                                                    EXHIBIT 32.1


                           SECTION 1350 CERTIFICATIONS

     I, Jean-Jacques Bienaime, Chairman, Chief Executive Officer and President of Genencor International, Inc. (the "Company"), certify that to my knowledge
(i) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                              By: /s/  Jean-Jacques Bienaime
                                  ---------------------------------------------
                              Chairman, Chief Executive Officer and President August 13, 2003


     I, Raymond J. Land, the Senior Vice President and Chief Financial Officer of Genencor International, Inc. (the "Company"), certify that to my knowledge
(i) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                               By: /s/  Raymond J. Land
                                   --------------------------------------------
                               Senior Vice President and
                               Chief Financial Officer
                               August 13, 2003




     A signed original of this written statement required by Section 906 has been provided to Genencor International, Inc. and will be retained by Genencor International, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.